UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

————————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 20, 2007 (December 19, 2007)

————————————

SECURITY CAPITAL ASSURANCE LTD
(Exact name of registrant as specified in its charter)

————————————

Bermuda	001-32950	Not applicable
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)

A.S. Cooper Building, 26 Reid Street, 4th Floor, Hamilton, Bermuda HM 11
(Address of principal executive offices)

Registrant’s telephone number, including area code: (441) 279 7450

Not Applicable
(Former name or former address, if changed since last report)

————————————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events.

     On December 19, 2007, Standard & Poor’s (“S&P”) issued a comment detailing the results of the completion of its third in a continuing series of stress tests of monoline financial guarantors with respect to their domestic subprime mortgage exposure. S&P notes that for this review, following unprecedented deterioration in the domestic mortgage market, S&P updated its stress scenario, incorporating a broad vintage period and including a wide group of asset classes as well. S&P’s research has led them to the conclusion that the potential for further mortgage market deterioration remains uncertain and will challenge the ability of the insurers to accurately gauge their ongoing additional capital needs in the near term. As a result, S&P is effectively adopting a negative outlook for those firms with significant exposure to domestic subprime mortgages and/or meaningful lower credit quality exposures. The assignment of a negative outlook also reflects S&P’s assessment with regard to the strength of a company's capital position when weighed against projected stress case losses as well as the comprehensiveness and degree of completion of projected capitalization strengthening efforts underway.

     Similar to CreditWatch, an outlook assesses potential for change and the likely direction of the rating over the intermediate term. In contrast to CreditWatch, an outlook is assigned as an ongoing component of long-term ratings, where appropriate. Outlooks have a longer time horizon than CreditWatch listings and incorporate trends or risks with less certain implications for credit quality. The time frame for an outlook generally is up to two years. Although S&P’s ratings are based on an opinion of the most likely scenario for an issuer's future performance, the outlook addresses what direction S&P believes the rating may take if their most likely scenario does not hold.

     As a result of the review, the outlook on the financial strength and debt ratings of XL Capital Assurance Inc. (“XLCA”), XL Financial Assurance Ltd. (“XLFA”) and Security Capital Assurance Ltd. (“SCA”) were revised to negative, while their respective ratings were affirmed. S&P commented that the outlook change was warranted because of the absolute size of stress scenario losses relative to the combined capital cushion of $645 million. There were no adjustments to XLCA and XLFA's Dec. 31, 2006 combined capital cushion. The theoretic stress case scenario total after-tax net loss on residential mortgage backed securities (“RMBS”) and collateralized debt obligations (“CDO”) for XLCA and XLFA was estimated by S&P to be $884.1 million. S&P stated that for those insurers whose theoretic losses exceed their updated capital cushions, any rating action taken will reflect S&P’s assessment of the comprehensiveness and degree of completion of projected capitalization strengthening efforts.

     S&P notes that in order to address the strain on the companies' claims paying resources due to the current conditions in the RMBS and CDO markets, SCA’s management has developed a capital plan that includes the following components: the commutation/restructuring of several CDO transactions; reshaping of the insured portfolio through reinsurance transactions with third parties; and capital infusions from third parties.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SECURITY CAPITAL ASSURANCE LTD
(Registrant)

Date: December 20, 2007	By:	/s/ Thomas W. Currie
Name: Thomas W. Currie
Title: Senior Vice President